UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/08/2005

Unitrin, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-18298

DE	95-4255452
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of Principal Executive Offices, Including Zip Code)

312-661-4600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On March 8, 2005, Jerrold V. Jerome, a member of the Board of Directors of Unitrin, Inc. (the "Company"), adopted a written trading plan pursuant to Securities and Exchange Commission Rule 10b5-1, under which he will sell up to 30,000 shares of the Company's common stock over a six-month period. Mr. Jerome adopted the 10b5-1 plan in connection with his personal estate planning process.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Unitrin, Inc.

Date: March 14, 2005.	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President